UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

Sundance Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36302	61-1949225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 700 Denver, CO 80265	(303) 543-5700
(Address of principal executive offices, including Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Employment Agreement with Chief Executive Officer

On January 24, 2020, Sundance Energy Inc. (the “Company”), and its wholly owned subsidiary Sundance Energy, Inc., a Colorado corporation (“SEINC”) entered into a new employment agreement with Eric P. McCrady, the Company’s chief executive officer.  Mr. McCrady’s new employment agreement replaces and supersedes his prior employment agreement with SEINC.

Mr. McCrady’s employment agreement provides that he will serve as chief executive officer of the Company for a three year term through January 23, 2023.  Mr. McCrady’s employment agreement also provides for the following: (i) an annual base salary of $485,000 (the same annual base salary provided for in Mr. McCrady’s prior employment agreement with SEINC); (ii) an annual cash performance bonus having a target of 100% of his annual base salary, to be based on such criteria and achievements as determined by the Company’s compensation committee; (iii) cash or equity awards that may be awarded by the Company’s compensation committee in accordance with any long-term incentive plans or equity incentive plans that may be adopted by the Company’s board of directors from time to time; and (iv) such other benefits, including health insurance and vacation, to the same extent as such benefits are available to the Company’s other executive officers.

Mr. McCrady’s employment agreement provides that either the Company or Mr. McCrady can terminate his employment relationship.  The Company’s right to terminate Mr. McCrady’s employment is subject to its obligation to make certain severance payments and provide certain other benefits to Mr. McCrady, depending upon the circumstances under which the employment relationship is terminated.  The Company is generally not obligated under Mr. McCrady’s employment agreement to provide any severance payments or benefits if Mr. McCrady is terminated for good cause or if Mr. McCrady resigns without good reason.  If Mr. McCrady’s employment is terminated by the Company without good cause, or Mr. McCrady resigns for good reason, in each case other than in connection with a change of control (as defined in Mr. McCrady’s employment agreement), Mr. McCrady will be entitled to receive: (i) a lump sum cash payment equal to the greater of (a) Mr. McCrady’s base salary for 24 months and (b) the amount of base salary that would have been payable to Mr. McCrady for the remaining portion of the employment term under the employment agreement; (ii) the average of his annual bonus for the two fiscal years prior to the termination; (iii) Mr. McCrady’s target annual bonus for the year in which the termination occurred; and (iv) continued coverage under the Company’s health and welfare benefits programs for the shorter of (A) 12 months following Mr. McCrady’s termination (or the end of the original employment term under the employment agreement, whichever is later) and (B) the date on which Mr. McCrady obtains comparable coverage under a subsequent employer plan.  If Mr. McCrady’s employment is terminated by the Company without good cause, or Mr. McCrady resigns for good reason, in each case within 24 months following a change of control, Mr. McCrady will be entitled to receive the same severance amounts described above, except that Mr. McCrady will be entitled to receive continued coverage under the Company’s health and welfare benefits programs for the shorter of (1) 18 months following Mr. McCrady’s termination (or the end of the original employment term under the employment agreement, whichever is later) and (2) the date on which Mr. McCrady obtains comparable coverage under a subsequent employer plan, and the accelerated vesting of any outstanding long term incentive awards, with any such awards that are subject to performance-based vesting becoming payable at the target level and in an amount that is pro-rated to reflect the portion of the applicable performance or vesting period prior to termination.

Mr. McCrady’s employment agreement also contains various other ordinary and customary covenants for the Company’s benefit by Mr. McCrady with respect to trade secrets, non-competition, non-solicitation and confidentiality.

The foregoing description of Mr. McCrady’s employment agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 5.02.

Employment Agreement with Chief Financial Officer

On January 24, 2020, the Company and SEINC also entered into an employment agreement with Cathy L. Anderson, the Company’s chief financial officer.  Ms. Anderson was not previously a party to any written employment agreement with the Company or any of its subsidiaries.

Ms. Anderson’s employment agreement provides that she will serve as chief financial officer of the Company for a three year term through January 23, 2023.  Ms. Anderson’s employment agreement also provides for the following: (i) an annual base salary of $377,500; (ii) an annual cash performance bonus having a target of 75% of her annual base salary, to be based on such criteria and achievements as determined by the Company’s compensation committee; (iii) cash or equity awards that may be awarded by the Company’s compensation committee in accordance with any long-term incentive plans or equity incentive plans that may be adopted by the Company’s board of directors from time to time; and (iv) such other benefits, including health insurance and vacation, to the same extent as such benefits are available to the Company’s other executive officers.

Ms. Anderson’s employment agreement provides that either the Company or Ms. Anderson can terminate her employment relationship.  The Company’s right to terminate Ms. Anderson’s employment is subject to its obligation to make certain severance payments and provide certain other benefits to Ms. Anderson, depending upon the circumstances under which the employment relationship is terminated.  The Company is generally not obligated under Ms. Anderson’s employment agreement to provide any severance payments or benefits if Ms. Anderson is terminated for good cause or if Ms. Anderson resigns without good reason.  If Ms. Anderson’s employment is terminated by the Company without good cause, or Ms. Anderson resigns for good reason, in each case other than in connection with a change of control (as defined in Ms. Anderson’s employment agreement), Ms. Anderson will be entitled to receive: (i) a lump sum cash payment equal to the greater of (a) Ms. Anderson’s base salary for 18 months and (b) the amount of base salary that would have been payable to Ms. Anderson for the remaining portion of the employment term under the employment agreement; (ii) the average of her annual bonus for the two fiscal years prior to the termination; (iii) Ms. Anderson’s target annual bonus for the year in which the termination occurred; and (iv) continued coverage under the Company’s health and welfare benefits programs for the shorter of (A) 12 months following Ms. Anderson’s termination (or the end of the original employment term under the employment agreement, whichever is later) and (B) the date on which Ms. Anderson obtains comparable coverage under a subsequent employer plan.  If Ms. Anderson’s employment is terminated by the Company without good cause, or Ms. Anderson resigns for good reason, in each case within 24 months following a change of control, Ms. Anderson will be entitled to receive the same severance amounts described above, except that Ms. Anderson will be entitled to receive continued coverage under the Company’s health and welfare benefits programs for the shorter of (1) 18 months following Ms. Anderson’s termination (or the end of the original employment term under the employment agreement, whichever is later) and (2) the date on which Ms. Anderson obtains comparable coverage under a subsequent employer plan, and the accelerated vesting of any outstanding long term incentive awards, with any such awards that are subject to performance-based vesting becoming payable at the target level and in an amount that is pro-rated to reflect the portion of the applicable performance or vesting period prior to termination.

Ms. Anderson’s employment agreement also contains various other ordinary and customary covenants for the Company’s benefit by Ms. Anderson with respect to trade secrets, non-competition, non-solicitation and confidentiality.

The foregoing description of Ms. Anderson’s employment agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference to this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated January 24, 2020, by and among Sundance Energy Inc., a Delaware corporation, its wholly owned subsidiary Sundance Energy, Inc., a Colorado corporation, and Eric P. McCrady

10.2

Employment Agreement, dated January 24, 2020, by and among Sundance Energy Inc., a Delaware corporation, its wholly owned subsidiary Sundance Energy, Inc., a Colorado corporation, and Cathy L. Anderson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 29, 2020

SUNDANCE ENERGY INC.

By:	/s/ Cathy L. Anderson
Name:	Cathy L. Anderson
Title:	Chief Financial Officer